Exhibit (c)(5)

 Project Alpha  Discussion Materials for the Special Committee Preliminary | Subject to further review and revision  Technology Investment Banking  December 7, 2024 | Strictly Private and Confidential

 2  PRELIMINARY – SUBJECT TO FURTHER REVIEW AND REVISION  Disclaimer  The following pages contain material provided to the Special Committee of the Board of Directors of Alpha (the “Company”)  by Citigroup Global Markets Inc. (“Citi”) in connection with the proposed transaction involving the Company and Echo.  The accompanying material was compiled or prepared on a confidential basis solely for the use of the Special Committee of the Board of Directors of the Company and not with a view toward public disclosure under any securities laws or otherwise. The information contained in the accompanying material was obtained from the Company and other sources. Any estimates and projections contained herein have been prepared or adopted by management of the Company, obtained from public sources, or are based upon such estimates and projections, and involve numerous and significant subjective determinations, and there is no assurance that such estimates and projections will be realized. Citi does not take responsibility for such estimates and projections, or the basis on which they were prepared. No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. In preparing the accompanying material, Citi assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citi and upon the assurances of the management of the Company, that they are not aware of any relevant information that has been omitted or that remains undisclosed to Citi.  The accompanying material was not prepared for use by readers not as familiar with the Company and Echo as the Special Committee of the Board of Directors of the Company and, accordingly, neither the Company nor Citi nor their respective legal or financial advisors or accountants take any responsibility for the accompanying material if used by persons other than the Special Committee of the Board of Directors of the Company. The accompanying material is necessarily based upon information available to Citi, and financial, stock market and other conditions and circumstances existing and disclosed to Citi, as of the date of the accompanying material. Citi does not have any obligation to update or otherwise revise the accompanying material. Nothing contained herein shall be construed as legal, tax or accounting advice.

 3  PRELIMINARY – SUBJECT TO FURTHER REVIEW AND REVISION  Source:  Echo’s proposal to Alpha’s Board of Directors on 11/05/2024.  Overview of Echo’s November 5th Unsolicited Proposal  Transaction Consideration  $240 in cash per Alpha share to acquire all outstanding shares of Alpha common stock not already owned by Echo (as of the date of the proposal, Echo owns approximately 57% of the outstanding common stock of Alpha)  Transaction Value  Proposal states a fully diluted equity value of $15.3bn and enterprise value of $15.1bn  Proposal states a 39.0x CY25E LFCF multiple on street consensus estimates and 44.4x FY25 Alpha LFCF as guided by Alpha at their September 17th Investor Day  Proposal cites a 35% premium to Alpha’s “undisturbed” share price of $177.84 on August 6, 2024, and an 8% premium to the “undisturbed” 52-week high of $221.94 through August 6, 2024, the date immediately prior to Echo’s August 7, 2024 earnings call  Earnings Impact  Echo expects impact of proposed transaction with synergies to be neutral to adjusted EPS in fiscal 2025  Financing  Echo will finance from cash on hand, committed lines of credit / or other available sources of financing  ‒ Echo Credit Rating: A (Stable) / A2 (Stable)  Not subject to any financing condition  Diligence  Echo has stated, given their knowledge of Alpha and their close working relationship with the Company, that they are in position to move quickly and do not need to complete additional diligence prior to signing a definitive agreement  Special Committee  Echo will not proceed with the transaction unless a fully empowered special committee, comprising solely independent and disinterested directors appointed by Alpha’s BoD and advised by independent legal and financial advisors, recommends approval of such transaction to the Alpha BoD  Proposed  Structure  Tender offer subject to a non-waivable condition that at least a majority of the Alpha common stock held by minority stockholders be tendered and not withdrawn in accordance with the MFW framework; and thereafter a merger consummated at the same price without further stockholder action  Other Concurrent Echo Announcements  Echo has commenced a process to explore strategic alternatives, including a cash sale, for the Safety & Productivity segment, which  comprises the remaining businesses not related to automation in Echo’s portfolio  Echo plans to repurchase approximately $2bn of its common stock in FY25, with approximately $1bn of the repurchase expected to be completed in the first quarter of FY25

 1. Preliminary Market Perspectives

PRELIMINARY – SUBJECT TO FURTHER REVIEW AND REVISION

Alpha Share Price Performance Since Consummation of 2021 Echo Transaction

Alpha's Relative Share Price Performance Since Close(1) of Echo Transaction

	Average Share Price(2)	% Return to Nov 4, 2024 "Unaffected Date"(2)	
	Alpha	Alpha	Alpha Peers(3)
"Unaffected" 1-Month	$237	(1%)	4%
08/06/2024(4) to "Unaffected"	$228	34%	9%
"Unaffected" YTD	$208	8%	6%
Alpha Close to "Unaffected"	$204	29%	56%
	Share Price(2)		
All-Time High	$256	(7%)	
All-Time Low	$162	47%	
"Unaffected" 52-Wk High	$241	(1%)	
"Unaffected" 52-Wk Low	$163	45%	



Earnings Date
$310
$290
$270
$250
$230
$210
$190
$184
$170
$150
May-22
Aug-22
Nov-22
Feb-23
May-23
Aug-23
Nov-23
Feb-24
May-24
Aug-24
Nov-24
Oct 5, 2022 All-Time High
Oct 26, 2022 Q1 2023 Cons. LFCF miss
Apr 26, 2023 Q3 2023 Earnings Cons. ACV, Revenue, FCF Miss
May 16, 2024 End of "Lock Up Period" Share Price: $213.88
Jul 15, 2024 to Aug 6, 2024 Alpha (10%) vs. IGV (10%)
Aug 6, 2024 to Current Alpha +41% vs. IGV +37%
Sep 17, 2024 Investor Day 2024 Share Price: $233.54
Alpha Peers(3): 48%
Alpha: 36% ($249.93)
+5% Since Echo Offer
1-Month Average ($237)
Since 8/6/2024 Average ($228)
Pre-market | Nov 5, 2024 Echo Announces Offer $240.00 / Share Share Price: $237.59
YTD Average ($208)
Since Alpha Close Average ($204)
Pre-market | Aug 7, 2024 Echo Q3 FY24 Earnings
May 7, 2024 Q3 2024 Earnings Cons. ACV In-line, Revenue Beat
August 6, 2024 Q4 FY24 Earnings Consensus Beat(4) / "Undisturbed Date"(5) Share Price: $177.84

Source: FactSet. Market data as of 12/05/2024.
(1) Initial Echo majority acquisition of Alpha closed on 05/16/2022.
(2) "Unaffected date" is 11/04/2024, the last unaffected trading day prior to Echo offer.
(3) Alpha Peers include Autodesk, Bentley Systems, Dassault Systèmes, Nemetschek and PTC.
(4) Alpha beat median of Wall Street analyst consensus on ACV, when excluding Russian impact, and on Revenue and EPS without adjustment.
(5) "Undisturbed" as quoted by Echo in tender offer press release published on 11/05/2024 and represents Alpha's closing share price on 08/06/2024.

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 6  PRELIMINARY – SUBJECT TO FURTHER REVIEW AND REVISION  15.0  20.0  25.0  30.0  35.0  40.0  45.0  50.0  55.0  60.0  70.0x  Jan-18  Jun-18  Dec-18  Jun-19  Dec-19  Jun-20  Dec-20  May-23  Nov-23  May-24  Nov-24  2018  2019  Alpha  28.3x  31.1x  33.2x  2023 2024YTD 11/4/2024  34.9x 40.0x  65.0 Autodesk  41.0x  24.6x  32.6x  Bentley  -  40.8x  33.1x 32.9x  39.4x 36.0x  Dassault  37.5x  36.2x  29.8x  Nemetschek  41.5x  45.7x  - 43.6x 55.7x 32.1x 35.0x 43.7x 32.8x  54.6x 55.9x 38.0x  37.1x  PTC  37.2x  27.7x  29.9x 36.6x 26.1x  24.5x  Altair  62.9x  63.0x  69.2x 72.3x  46.2x  Ansys  31.0x  34.1x  37.2x  33.4x  37.5x  51.8x 58.6x 38.5x  41.1x 41.9x  -  Aveva  Technical SW Average  40.7x  38.4x  44.5x 46.7x  Source: FactSet. Market data as of 11/04/2024, Alpha’s unaffected date prior to Echo’s acquisition proposal.  (1)  Technical Software includes Altair, Ansys, Autodesk, AVEVA, Bentley Systems, Dassault Systèmes, Nemetschek, and PTC. Altair included until 10/21/2024 which is the unaffected date prior to rumors of (2) acquisition by Siemens. Ansys included until 12/21/2023 which is the unaffected date prior to rumors of (3)  acquisition by Synopsys. AVEVA included until 08/23/2022 which is the unaffected date prior to  announcement of acquisition by Schneider Electric.  Multiples greater than 100.0x deemed not meaningful, “NM”.  Averages do not include acquired companies after their unaffected dates disclosed in footnote 1.  Alpha and Technical Software LFCF Multiples Over Time  Alpha 40.0x  Technical  SW(1)  33.0x  Equity Value / NTM LFCF Since January 2018 to “Unaffected” Date (Research Consensus Estimates)  Average Alpha NTM LFCF Multiple  Prior to Initial Echo Acquisition  30.1x  Oct 11, 2021 to May 16, 2022  Initial Echo Acquisition Announcement to Close  Jun-21 Dec-21 Jun-22 Nov-22  Average Technical SW NTM LFCF Multiple Since Close of Initial Echo Acquisition  35.7x  Average Alpha NTM LFCF Multiple  Since Close of Initial Echo Acquisition  35.1x  Average Multiple(1)  2020 2021 2022  28.7x 33.2x 36.2x  31.2x 34.8x 24.3x  Average Technical SW NTM LFCF Multiple Prior to Initial Echo Acquisition  42.1x  NM(2)  “Unaffected”  32.0x(3)  26.2x  35.3x(3)  31.3x 27.1x  41.6x 43.2x  26.7x 26.0x  51.7x -  - -  - -  37.1x(3) 33.0x  Technical SW index declined by ~4x upon the exclusion of Altair starting Oct 21, 2024. Including Altair’s unaffected multiple would increase the Technical SW average of 33.0x on Nov 4, 2024 to 36.7x.

 2. Preliminary Perspectives on Value

PRELIMINARY – SUBJECT TO FURTHER REVIEW AND REVISION

Illustrative Financial Forecast Overview

Preliminary Management Case vs. Wall Street Consensus

ACV

$ in millions


LT Guidance(1):
High Single – Low Double Digit Growth
FY25 Guidance:
~$1,017mm / 9% Growth
$885
$933
$1,035
$1,156
$1,299
$1,469
$1,669
$1,898
$1,019
$1,109
$1,212
FY23A
FY24A
FY25E
FY26E
FY27E
FY28E
FY29E
FY30E

	FY23A	FY24A	FY25E	FY26E	FY27E	FY28E	FY29E	FY30E
Mgmt. Growth %	12%	5%	11%	12%	12%	13%	14%	14%
Consensus Growth %	12%	5%	9%	9%	9%	NA	NA	NA
Growth Variance	--	--	2%	3%	3%	NA	NA	NA

Revenue

$ in millions


FY25 Guidance:
~$1,190mm
$1,044
$1,127
$1,236
$1,283
$1,472
$1,713
$1,974
$2,241
$1,192
$1,217
$1,394
FY23A
FY24A
FY25E
FY26E
FY27E
FY28E
FY29E
FY30E

	FY23A	FY24A	FY25E	FY26E	FY27E	FY28E	FY29E	FY30E
Mgmt. Growth %	1%	8%	10%	(1%)	21%	16%	15%	13%
Consensus Growth %	1%	8%	6%	8%	9%	NA	NA	NA
Growth Variance	--	--	4%	(9%)	12%	NA	NA	NA

Adj. EBITDA (Pre-SBC)

$ in millions


$401
$463
$569
$583
$741
$945
$1,167
$1,322
$528
$520
$658
FY23A
FY24A
FY25E
FY26E
FY27E
FY28E
FY29E
FY30E

	FY23A	FY24A	FY25E	FY26E	FY27E	FY28E	FY29E	FY30E
Mgmt. Margin (ACV-based) %	45%	50%	55%	45%	57%	64%	70%	70%
Consensus Margin (ACV-based) %	45%	50%	52%	53%	54%	NA	NA	NA
Margin Variance	--	--	3%	(8%)	3%	NA	NA	NA

Levered Free Cash Flow (Pre-SBC)

$ in millions


LT Guidance(1):
40-43% LFCF Margin / Mid-Teens Growth
FY25 Guidance:
~$340mm(2) / 33% LFCF Margin
$306
$336
$360
$480
$501
$638
$735
$834
$342
$411
$477
FY23A
FY24A
FY25E
FY26E
FY27E
FY28E
FY29E
FY30E

	FY23A	FY24A	FY25E	FY26E	FY27E	FY28E	FY29E	FY30E
Mgmt. Margin (ACV-based) %	35%	36%	35%	42%	39%	43%	44%	44%
Consensus Margin (ACV-based) %	35%	36%	34%	37%	39%	NA	NA	NA
Margin Variance	--	--	1%	5%	(1%)	NA	NA	NA

Preliminary Management Case
Consensus (Mean)

Source: Alpha Management, Wall Street Research.
Note: Fiscal year ending June 30. Preliminary Management Case includes acquisition of Open Grid Systems announced 11/04/2024.
(1) Long-term guidance based on September 2024 Investor Day presentation.
(2) Management FY25E guidance inclusive of $10mm in estimated Russia exit costs and $8mm in estimated Restructuring costs.

8

 9  PRELIMINARY – SUBJECT TO FURTHER REVIEW AND REVISION  ($ in Millions, Except per Share Data)  Offer Price Current  Current Stock Price  Premium / (Discount) to:  (11/05/24)  (12/05/24)  $240.00  $249.93  $260.00  $270.00  $280.00  $290.00  $300.00  $249.93  (4%)  --  4%  8%  12%  16%  20%  Current (12/05/24) Unaffected (11/04/24)  Average Since First Trading (05/17/22 - 11/04/24) Unaffected 52-Week High (10/30/24)  Unaffected 52-Week Low (11/09/23)  237.59  203.93  240.83  163.41  1  18  (0)  47  5  23  4  53  9  27  8  59  14  32  12  65  18  37  16  71  22  42  20  77  26  47  25  84  177.84  35  41  46  52  57  63  69  Implied Equity Value  $15,366  $16,006  $16,655  $17,299  $17,943  $18,587  $19,231  Memo: Implied Equity Value of Remaining Stake  $6,652  $6,932  $7,215  $7,496  $7,777  $8,058  $8,339  $15,201  $15,840  $16,489  $17,133  $17,777  $18,422  $19,066  14.9x  14.9  Metric  $1,236 1,239  1,230  12.3x  12.3  12.4  12.8x  12.8  12.9  13.3x  13.3  13.4  13.9x  13.8  13.9  14.4x  14.4  14.5  15.4x  15.4  15.5  Enterprise Value / Revenue FY2025E  NTM (as of 09/30/24) CY2025E  Equity Value / LFCF FY2025E  NTM (as of 09/30/24) CY2025E  $360 376  398  42.7x  40.9  38.6  44.5x  42.6  40.2  46.3x  44.3  41.8  48.0x  46.0  43.4  49.8x  47.7  45.1  51.6x  49.4  46.7  53.4x  51.1  48.3  $1,192 1,239  1,249  12.8x  12.3  12.2  13.3x  12.8  12.7  13.8x  13.3  13.2  14.4x  13.8  13.7  14.9x  14.3  14.2  15.5x  14.9  14.7  16.0x  15.4  15.3  Enterprise Value / Revenue FY2025E  NTM (as of 09/30/24) CY2025E  Equity Value / LFCF FY2025E  NTM (as of 09/30/24) CY2025E  $342 381  418  44.9x  40.4  36.8  46.8x  42.0  38.3  48.7x  43.7  39.8  50.6x  45.4  41.4  52.5x  47.1  42.9  54.3x  48.8  44.5  56.2x  50.5  46.0  For Reference : Undisturbed, per Echo (08/06/24)(1)  Implied Enterprise Value(2)  Source:  Note:  (1)  Alpha Management, Public Filings, FactSet, Wall Street Research. Market data as of 12/05/2024.  52-week high and low based on at close prices. Alpha diluted shares outstanding as of 09/30/2024, (2) includes: 63mm common, 0.7mm options (weighted average strike price: $142.49), 0.5 RSUs & PSUs outstanding.  “Undisturbed” as quoted by Echo in tender offer press release published on 11/05/2024 and represents Alpha’s closing share price on 08/06/2024.  Alpha bridge to enterprise value adjustments include $172mm in cash & equivalents (based on 09/30/2024 balance pro-forma for acquisition of Open Grid Systems), $7mm in net post-tax pension liability.  Illustrative Analysis at Various Prices  Alpha Management Case  Consensus Case  Oct-2115.0  Acq.: 14.8x  Oct-21 Acq.: 37.4x

PRELIMINARY – SUBJECT TO FURTHER REVIEW AND REVISION

Illustrative Present Value of Alpha's Future Share Price Analysis

Key Assumptions

- Analysis applies illustrative 30.0x – 40.0x Equity Value / NTM LFCF multiples (unaffected multiple of 40.0x)
- Future share price and cumulative excess cash per share discounted at assumed 12.2% Cost of Equity

Alpha Illustrative Implied Discounted Future Share Price(1)



Discounted Future Share Price
Discounted Future Share Price incl. Cumulative Excess Cash per Share(2)
Unaffected Share Price: $237.59
Illustrative Equity Value / NTM LFCF
$247 $247
$185 $186
$263 $269
$198 $204
$264 $275
$198 $209
$286 $301
$215 $230
40.0x (High)
30.0x (Low)

($mm, except per share)	12/31/2024	12/31/2025	12/31/2026	12/31/2027
Undiscounted Price Range	$187 - $249	$224 - $298	$252 - $336	$306 - $407
NTM ACV	$1,078	$1,221	$1,370	$1,551
NTM Revenue	$1,230	$1,356	$1,571	$1,850
NTM LFCF	$398	$480	$543	$664
Ending Cash Balance	$193	$591	$1,071	$1,614
Discounted Cumulative Excess Cash per Share(2)	$0.30	$5.75	$10.95	$15.55

Shown for illustrative and informational reference purposes and not as an indication of actual future trading prices or other results which will be affected by various factors, including financial performance and market conditions. This reflects an arithmetic exercise assuming the Company's shares trade at an illustrative multiple range and the Company achieves Management's forecast.

Source: Alpha Management, FactSet. Market data as of 12/05/2024. Unaffected share price as of 11/04/2024.
Note: Future share price rounded to nearest dollar. Share price discounted back to present.
(1) Alpha diluted shares outstanding as of 09/30/2024, includes: 63mm common, 0.7mm options (weighted average strike price: $142.49), 0.5 RSUs & PSUs outstanding. Assumes additional dilution from forecasted stock-based compensation.
(2) Discounted cumulative excess cash per share rounded to the nearest $0.05. Excess cash defined as cash above PF balance at 09/30/2024 of $172mm.

10

PRELIMINARY – SUBJECT TO FURTHER REVIEW AND REVISION

Preliminary Alpha Valuation Summary

Echo Proposal Price: $240.00

Methodology	Assumptions	Implied Equity Value Per Share ($)[1]	Implied Multiples: Enterprise Value / NTM Revenue	Implied Multiples: Equity Value / NTM LFCF
Discounted Cash Flow Analysis	- 5.75 year DCF; present value date as of 09/30/2024 - Discount rate range of 11.2% to 12.4% - Perpetuity growth rate range of 6.0% to 8.0%	$161 – $302	8.2x - 15.5x	27.3x - 51.5x
Selected Precedent Transactions Analysis	- Equity Value / NTM LFCF multiple range of 37.4x to 50.0x - NTM LFCF (09/30/2024) of $376mm	$220 – $293	11.2x - 15.0x	37.4x - 50.0x
Selected Public Companies Analysis	- Equity Value / CY25 LFCF multiple range of 30.0x to 40.0x - CY2025 LFCF of $398mm	$187 – $249	9.5x - 12.7x	31.8x - 42.4x
52-Week Trading Range (For Reference Only)	- As of 11/04/2024 (unaffected date) - 52-week low of $163.41 (11/09/2023) - 52-week high of $240.83 (10/30/2024)	$163 – $241	8.3x - 12.3x	27.8x - 41.0x
Analysts' Stock Price Targets (For Reference Only)	- As of 11/04/2024 (unaffected date) - High and low undiscounted broker price targets - *Dotted box: high and low discounted broker price targets, discounted by 12 months at 12.2% cost of equity*	$217 – $265 *$193 – $236*	11.1x - 13.6x	36.9x - 45.1x
Selected Precedent Squeeze Out Total Bump % (For Reference Only)	- 1st and 3rd quartile selected squeeze out total bump from initial offer (8.3% and 18.7%) - Applied to initial Echo offer price of $240.00	$260 – $285	13.3x - 14.6x	44.3x - 48.5x

Source: Alpha Management, FactSet, Public Filings. Market data as of 12/05/2024.
Note: Valuation date as of 09/30/2024. Assumes mid-year discounting. Share price rounded to nearest dollar.
(1) Alpha diluted shares outstanding as of 09/30/2024, includes: 63mm common, 0.7mm options (weighted average strike price: $142.49), 0.5 RSUs & PSUs outstanding. Alpha bridge to enterprise value adjustments include $172mm in cash & equivalents (based on 09/30/2024 balance pro-forma for acquisition of Open Grid Systems), $7mm in net post-tax pension liability.

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PRELIMINARY – SUBJECT TO FURTHER REVIEW AND REVISION

Illustrative Discounted Cash Flow Analysis – Mgmt. LRP

Unlevered Free Cash Flow Profile

($ mm)	9 Months Ended 6/30/2025	Fiscal Year Ended June 30, 2026E	2027E	2028E	2029E	2030E	Terminal Year
Memo: ACV	$1,035	$1,156	$1,299	$1,469	$1,669	$1,898	$1,898
% Growth	*11.0%*	*11.6%*	*12.4%*	*13.1%*	*13.7%*	*13.7%*	
Revenue	$1,020	$1,217	$1,472	$1,713	$1,974	$2,241	$2,241
% Growth	*16.1%*	*(1.5%)*	*20.9%*	*16.3%*	*15.3%*	*13.5%*	
Adj. EBITDA	$519	$520	$741	$945	$1,167	$1,322	$1,322
% Margin	*50.9%*	*42.7%*	*50.3%*	*55.2%*	*59.1%*	*59.0%*	*59.0%*
(–) SBC	(40)	(57)	(56)	(57)	(56)	(56)	(56)
Adj. EBITDA (Post-SBC)	$479	$463	$684	$888	$1,111	$1,265	$1,265
% Margin	*46.9%*	*38.1%*	*46.5%*	*51.9%*	*56.3%*	*56.5%*	*56.5%*
Memo: Income Before Tax	$166	$122	$336	$551	$793	$954	$958
% Margin	*16.3%*	*10.0%*	*22.8%*	*32.2%*	*40.2%*	*42.6%*	
(–) Cash Tax	(91)	(120)	(153)	(179)	(223)	(248)	(193)[1]
% Tax Rate	*54.7%*	*98.4%*	*45.4%*	*32.5%*	*28.1%*	*26.0%*	*20.1%*
(+) Interest Income from Revenue Rec.	46	53	50	54	64	64	64
(-) Operational Amortization	(0)	(1)	(1)	(1)	(1)	(1)	(1)
(–) Increase in NWC	(93)	45	(119)	(164)	(257)	(287)	(240)[2]
(–) Capital Expenditures	(13)	(16)	(15)	(15)	(15)	(15)	(15)
Unlevered Free Cash Flow (Post-SBC)	$327	$425	$446	$582	$679	$778	$882
% Growth		*37.5%*	*5.0%*	*30.6%*	*16.7%*	*14.6%*	
% of ACV	*31.6%*	*36.7%*	*34.3%*	*39.6%*	*40.7%*	*41.0%*	*46.5%*

Illustrative Sensitivity Analysis

Discount Rate	Implied Equity Value Per Share[3] – Perpetuity Growth Rate 6.0%	7.0%	8.0%	Implied Terminal UFCF Multiple (Pre-SBC) – Perpetuity Growth Rate 6.0%	7.0%	8.0%	Terminal Value as a % of Enterprise Value – Perpetuity Growth Rate 6.0%	7.0%	8.0%
11.2%	$198	$238	$302	20.2x	25.2x	33.3x	82.1%	85.1%	88.4%
11.8	177	208	255	18.2	22.2	28.3	80.3	83.2	86.4
12.4	161	185	220	16.5	19.8	24.5	78.5	81.4	84.4

Variable | **Equity Value per Share Sensitivity[4]**


ACV Growth (+/- 100 bps)
($8.25)
$8.50
UFCF % of ACV (+/- 100 bps)
($4.45)
$4.45

Source: Alpha Management, FactSet, Public Filings. Market data as of 12/05/2024.
Note: Valuation date as of 9/30/2024. Assumes mid-year discounting. Share price rounded to nearest dollar.
(1) Terminal year cash tax assumes zero change in deferred tax liability, assumes D&A equal to Capex. Cash tax impact of remaining DTLs in FY31 to FY33 results in reduction in implied Enterprise Value at ($88mm at midpoint WACC).
(2) Terminal change in NWC based on average of change in NWC and interest income for FY28-FY30, less terminal interest income.
(3) Alpha diluted shares outstanding as of 09/30/2024, includes: 63mm common, 0.7mm options (weighted average strike price: $142.49), 0.5 RSUs & PSUs outstanding. Alpha bridge to enterprise value adjustments include $172mm in cash & equivalents (based on 09/30/2024 balance pro-forma for acquisition of Open Grid Systems), $7mm in net post-tax pension liability.
(4) At midpoint discount rate and perpetuity growth rate. Variables sensitized in years 2026E through to terminal year.

citi | 12

PRELIMINARY – SUBJECT TO FURTHER REVIEW AND REVISION

Selected Precedent Transaction Analysis

(US$ in billions)

					Enterprise Value		Equity Value	NTM			
					NTM		NTM	Growth		Margin	
Date	Target	Acquiror	Enterprise Value	Equity Value	Revenue	EBITDA	LFCF	Revenue	LFCF	EBITDA	LFCF
Initial Echo offer announced on November 5, 2024											
11/05/24	Alpha	Echo	$15.2	$15.4	12.3x (1)	26.5x (1)	40.4x (1)	13%	22%	46%	31%
10/30/24	Altair Engineering	Siemens	$10.1	$10.6	14.4x	62.2x	69.7x	9%	20%	23%	22%
02/15/24	Altium	Renesas	5.7	5.9	15.9	42.8	61.2	20	30	37	27
01/16/24	Ansys	Synopsys	34.8	34.6	14.0	31.1	45.5	10	14	45	31
06/28/23	ESI	Keysight	1.0	1.0	6.7	30.2	53.1	4	NM	22	12
09/21/22	Aveva	Schneider Electric (2)	11.9	11.5	7.2	24.9	33.4	7	37	29	21
10/11/21	Alpha	Echo	10.8	10.9	14.8	27.3	37.4	2	4	54	40
02/13/20	RIB	Schneider Electric (3)	1.5	1.6	4.8	21.7	49.1	26	NM	22	10
			Mean		11.1x	34.3x	49.9x	11%	21%	33%	23%
			Median		14.0	30.2	49.1	9	20	29	22

Implied Share Price

		Selected Range			Implied Equity Value			Implied Share Price[4]		
	Metric	Low		High	Low		High	Low		High
Alpha Mgmt. NTM LFCF (9/30/2024)	$376	37.4x	-	50.0x	$14,231	-	$18,970	**$220**	-	**$293**
For Reference Only										
Alpha Mgmt. NTM Revenue (9/30/2024)	$1,239	14.0x	-	14.8x	$17,343		$18,334	**$271**	-	**$286**

Source: Alpha Management, FactSet, Public Filings, Wall Street Research.

Note: Alpha diluted shares outstanding as of 09/30/2024, includes: 63mm common, 0.7mm options (weighted average strike price: $142.49), 0.5 RSUs & PSUs outstanding. Alpha bridge to enterprise value adjustments include $172mm in cash & equivalents (based on Q1 FY25 10-Q balance pro-forma for acquisition of Open Grid Systems), $7mm in net post-tax pension liability. Consensus estimates based on time-weighted annual average of brokers available to Citi. Alpha 11/05/2024 offer NTM as of 09/30/2024.

(1) Implied multiples based on a $240 share price for Alpha and based on consensus estimates as outlined in the note. Metrics related to offer are not included in mean or median.
(2) Schneider acquired the ~40% of AVEVA it did not already own.
(3) Schneider launched voluntary takeover offer on 02/13/2020 and completed on 10/07/2020.
(4) Share price rounded to the nearest $1.00.

citi | 13

PRELIMINARY – SUBJECT TO FURTHER REVIEW AND REVISION

Selected Public Companies Analysis


Engineering Software Peers
"For Reference"
EQUITY VALUE / CY2025E LFCF
"Echo Offer"
"Unaffected Price" (11/4/24)
36.8x
36.4x
38.2x
43.5x
36.5x
32.9x
29.2x
27.5x
Median: 32.9x
28.4x – 36.5x
(Q1 – Q3)
56.6x
37.0x
Alpha Consensus @$240.00
Alpha Consensus @$237.59
Alpha Management @$237.59
NEMETSCHEK GROUP
Bentley
AUTODESK
DASSAULT SYSTEMES
ptc
ALTAIR(1)
Ansys(2)


"For Reference"
ENTERPRISE VALUE / CY2025E REVENUE
"Echo Offer"
"Unaffected Price" (11/4/24)
12.2x
12.0x
12.2x
10.6x
11.0x
9.8x
6.8x
9.9x
Median: 9.9x
9.8x – 10.6x
(Q1 – Q3)
11.6x
10.7x
Alpha Consensus @$240.00
Alpha Consensus @$237.59
Alpha Management @$237.59
NEMETSCHEK GROUP
Bentley
AUTODESK
DASSAULT SYSTEMES
ptc
ALTAIR(1)
Ansys(2)

	Alpha Consensus @$240.00	Alpha Consensus @$237.59	Alpha Management @$237.59	Nemetschek Group	Bentley	Autodesk	Dassault Systèmes	PTC	Median	Altair[1]	Ansys[2]
ENTERPRISE VALUE ($bn)	$15.2	$15.0	$15.0	$12.8	$16.5	$67.7	$47.9	$26.0	$26.0	$8.3	$29.2
EQUITY VALUE ($bn)	$15.4	$15.2	$15.2	$12.3	$15.1	$67.4	$48.9	$24.5	$24.5	$8.8	$29.1
CY25E REV ($mm)	$1,249	$1,249	$1,230	$1,207	$1,502	$6,908	$7,073	$2,629	$2,629	$713	$2,720
CY25E REV GROWTH ($mm)	10%	10%	7%	16%	11%	13%	6%	14%	13%	9%	9%
CY25E LFCF MARGIN %	33%	33%	32%	23%	28%	30%	24%	34%	28%	22%	29%
CY25E LFCF GROWTH %	48%	48%	31%	22%	10%	37%	6%	16%	16%	23%	7%
CY25E RULE OF X[3]	44%	44%	40%	40%	38%	42%	30%	48%	40%	31%	38%

Implied Share Price

	Metric	Selected Range Low		Selected Range High	Implied Equity Value Low		Implied Equity Value High	Implied Share Price[4] Low		Implied Share Price[4] High
Alpha Mgmt. CY2025 LFCF	$398	30.0x	-	40.0x	$11,948	-	$15,930	**$187**	-	**$249**

Source: FactSet, Alpha Management and Public Filings, Wall Street Research. Market data as of 12/05/2024.

Note: Alpha diluted shares outstanding as of 09/30/24, includes: 63mm common, 0.7mm options (weighted average strike price: $142.49), 0.5 RSUs & PSUs outstanding. Alpha bridge to enterprise value adjustments include $172mm in cash & equivalents (based on Q1 FY25 10-Q balance pro-forma for acquisition of Open Grid Systems), $7mm in net post-tax pension liability. Consensus estimates based on four-quarter sum averages of brokers available to Citi. Calendarized metrics are used in absence of quarterly data.

(1) Altair metrics represent unaffected metrics prior to rumors on 10/21/2024.
(2) Ansys metrics represent unaffected metrics prior to rumors on 12/21/2023.
(3) Rule of X represents Revenue Growth + LFCF Margin.
(4) Share price rounded to the nearest $1.00.

citi | 14

PRELIMINARY – SUBJECT TO FURTHER REVIEW AND REVISION

Selected Analyst Research Summary

Broker Valuation Summary



"Unaffected" Broker Min(1) $217.00
Current Price $249.93
Broker Average $250.40
"Unaffected" Broker Max(1) $265.00
Broker Min $240.00
Broker Range
Broker Max $260.00
52-Week Low $172.90
52-Week High $250.94



N=8
38%
Buy
63%
Hold



EBITDA Multiple
13%
N=8
88%
LFCF Multiple

Broker Recommendations

Investor Day: 9/17/2024

Broker	Date	Rating	Pre 4Q Earnings	Pre Investor Day	Post Investor Day	Current Price Target	Premium / (Discount)	Methodology
Bank of America	11/5/24	Buy	$235	$225	$260	$260	4.0%	EBITDA Multiple: • 25.0x EV / CY26 EBITDA
Loop Capital	11/4/24	Buy	$217	$204	$260	$260	4.0%	LFCF Multiple: • 36.0x EV / FY27 LFCF
Baird	11/5/24	Buy	$230	$250	$250	$250	0.0%	LFCF Multiple: • 38.0x P / FY26 LFCF
Berenberg	11/6/24	Hold	$255	$250	$265	Post Echo Offer $250	0.0%	LFCF Multiple: • 36.0x EV / CY25 LFCF
Piper Sandler	11/5/24	Hold	$180	$200	$217	Post Echo Offer $240	(4.0%)	LFCF Multiple: • 34.0x EV / CY25 LFCF
KeyBank	11/4/24	Hold	NA	NA	NA	NA	NA	LFCF Multiple:(2) • 37.5x EV/ FY26 LFCF
Wolfe Research	11/5/24	Hold	NA	NA	NA	NA	NA	LFCF Multiple:(3) • 37.5x EV / CY25 LFCF
William Blair	11/5/24	Hold	NA	NA	NA	NA	NA	LFCF Multiple:(4) • 39.0x EV / CY25 LFCF
Mean:			$223	$226	$250	$252		
Δ Current:			11.9%	10.7%	(0.2%)	(0.8%)		

Includes Takeover Premium in Valuation

$249.93
Current Trading Price

Source: FactSet, Wall Street Research. Market data as of 12/05/2024.
Note: 52-week high / low as of daily market closing price.
(1) "Unaffected" broker targets are as of 11/05/2024, using research published prior to announcement of Echo offer.
(2) Valuation methodology used for "fair value".
(3) Midpoint of "fair value" range.
(4) Approximate trading range based on William Blair LFCF estimate.

citi | 15

PRELIMINARY – SUBJECT TO FURTHER REVIEW AND REVISION

Selected All-Cash US Minority Squeeze-Outs

Ann. Date	Acquiror	Target	Structure	% Stake Acquired	Equity Value ($mm)	# Days Initial Offer to Ann.	Offer Price Per Share		Initial Offer Prem to Unaffect.	Final Offer Prem to Unaffect.	Offer Price Per Share Progression (% Change)					Bump Summary		
							Initial	Final			Initial to 1	1 to 2	2 to 3	3 to 4	4 to 5	#	Total (%)	Avg. (%)
Aug-23	Light & Wonder Inc	SciPlay Corp	Vote	17%	$436	82	$20.00	$22.95	29%	47%	8%	3%	2%	1%	--	4	15%	4%
Oct-22	Sumitomo Pharma Co., Ltd.	Myovant Sciences Ltd.	Vote	48	1,700	23	22.75	27.00	27	50	11	4	2	1	--	4	19	4
Nov-21	Geneve Holdings Inc	Independence Holding Co	Tender	38	294	72	50.00	57.00	19	36	12	2	--	--	--	2	14	7
Aug-21	Banco Santander, S.A.	Santander Consumer USA Holdings Inc.	Tender	20	2,358	53	39.00	41.50	7	14	2	4	--	--	--	2	6	3
Aug-20	Ionis Pharmaceuticals	Akcea Therapeutics Inc	Tender	24	442	12	16.00	18.15	41	59	6	4	2	--	--	3	13	4
Feb-20	KYOCERA Corp	AVX Corp	Tender	28	923	86	19.50	21.75	30	45	5	2	4	--	--	3	12	4
Jul-19	Sonic Financial Corp	Speedway Motorsports Inc	Tender	28	205	92	18.00	19.75	29	42	7	3	--	--	--	2	10	5
May-19	NASCAR Media Group LLC	International Speedway Corp	Tender	16	475	194	42.00	45.00	8	15	1	2	1	1	1	5	7	1
May-19	Employers Mutual Casualty Co	EMC Insurance Group Inc	Tender	46	295	174	30.00	36.00	25	50	10	9	--	--	--	2	20	10
Jun-18	Roche Holding AG	Foundation Medicine Inc	Tender	43	2,132	4	133.00	137.00	30	34	2	1	1	--	--	3	3	1
Jul-16	American Financial Group Inc	National Interstate Corp	Vote	49	291	141	30.00	32.50	33	44	2	4	2	--	--	3	8	3
Mar-13	Danfoss A/S	Sauer-Danfoss Inc	Tender	24	579	93	49.00	58.50	(7)	11	10	5	2	--	--	3	19	6
Apr-11	CNA Financial Corporation	CNA Surety Corporation	Tender	39	371	171	22.00	26.55	14	38	15	4	1	0	--	4	21	5
Mean				**32%**	**$808**	**92**	**$37.79**	**$41.82**	**22%**	**37%**	**7%**	**4%**	**2%**	**1%**	**1%**	**3**	**13%**	**4%**
Median				**28**	**442**	**86**	**30.00**	**32.50**	**27**	**42**	**7**	**4**	**2**	**1**	**1**	**3**	**13**	**4**
For Reference Only (non-US):																		
Nov-22	Schneider Electric SE	AVEVA Group plc	Vote	41	11,461	65	31.00 (1)	32.25 (1)	41	47	4	--	--	--	--	1	4	4

Source: Citi Deal Intelligence (Thompson SDC), Deal Point Data, FactSet, Public Filings.
Note: Selected announced US transactions since January 1, 2010, with Acquiror existing ownership >50%. Includes 100% cash deals only. Excludes transactions where acquiror is a financial sponsor.
(1) Represents share price in GBP.

citi

16

 Appendix: Supporting Materials

PRELIMINARY – SUBJECT TO FURTHER REVIEW AND REVISION

Benchmarking Selected Broker Estimates Against Management Figures

$ in millions, Fiscal Year Ending June 30

			Target Price		ACV			Levered Free Cash Flow		
Broker Name	**Date**	**Rec**	**Pre-Ann.**	**Post-Ann.**	**2025E**	**2026E**	**2027E**	**2025E**	**2026E**	**2027E**
Berenberg	11/6/2024	Neutral	$265	$250				$344	$435	$480
Baird	11/5/2024	Outperform	250	250				342	413	
BofA	11/5/2024	Buy	260	260	$1,026			346	421	517
Piper Sandler	11/5/2024	Neutral	217	240	1,017	$1,113	$1,230	340	424	482
William Blair	11/5/2024	Neutral	NA	NA						
KeyBanc	11/4/2024	Neutral	NA	NA	1,019	1,112		340	391	
Loop Capital	11/4/2024	Buy	260	260	1,017	1,109	1,208			
Wolfe Research	11/4/2024	Neutral	NA	NA	1,017	1,104	1,198	340	383	428
Mean ("Consensus")			**$250**	**$252**	**$1,019**	**$1,109**	**$1,212**	**$342**	**$411**	**$477**
% Growth					*9%*	*9%*	*9%*	*2%*	*20%*	*16%*
% ACV-based Margin								*34*	*37*	*39*
Management Case					**$1,035**	**$1,156**	**$1,299**	**$360**	**$480**	**$501**
% Growth					*11%*	*12%*	*12%*	*7%*	*33%*	*4%*
% Growth Variance vs. Consensus					*2*	*3*	*3*	*5*	*13*	*(12)*
% ACV-based Margin								*35*	*42*	*39*
% ACV-based Margin Variance vs. Consensus								*1*	*5*	*(1)*

		Revenue			Adjusted EBITDA (1)		
Broker Name	**Methodology**	**2025E**	**2026E**	**2027E**	**2025E**	**2026E**	**2027E**
Berenberg	36x next-year LFCF	$1,194	$1,307	$1,430	$514	$564	$615
Baird	~38x Price / FY26 LFCF	1,195	1,305		514	567	617
BofA	25x EV / CY26E EBITDA	1,196	1,278	1,413	557	606	669
Piper Sandler	34x CY25E LFCF	1,190	1,281	1,382	514	581	645
William Blair	NA	1,189	1,278	1,374	519	578	
KeyBanc	NA	1,190	1,250		513	589	679
Loop Capital	~36x EV / FY27 LFCF and ~12x EV / FY27E Revenue	1,192	1,284	1,392	521	540	
Wolfe Research	NA	1,190	1,279	1,375	520	583	674
Memo: Adj. EBIT Mean ("Consensus")					**$521**	**$576**	**$650**
(+) D&A					7	7	8
Mean ("Consensus")		**$1,192**	**$1,283**	**$1,394**	**$528**	**$583**	**$658**
% Growth		*6%*	*8%*	*9%*	*14%*	*10%*	*13%*
% ACV-based Margin					*52*	*53*	*54*
Management Case		**$1,236**	**$1,217**	**$1,472**	**$569**	**$520**	**$741**
% Growth		*10%*	*(1%)*	*21%*	*23%*	*(9%)*	*42%*
% Growth Variance vs. Consensus		*4*	*(9)*	*12*	*9*	*(19)*	*30*
% ACV-based Margin					*55*	*45*	*57*
% ACV-based Margin Variance vs. Consensus					*3*	*(8)*	*3*

Source: Alpha Management, FactSet, Wall Street Research.
Note: Fiscal year ending June 30. Preliminary Management Case includes acquisition of Open Grid Systems announced 11/04/2024.
(1) Individual broker estimates shown represent Adj. EBIT. Implied Consensus Adj. EBITDA calculated using Mean Adj. EBIT with D&A adjustment of 0.6% of revenue (based on average of LTM D&A as of 9/30/2024).

citi | 18

PRELIMINARY – SUBJECT TO FURTHER REVIEW AND REVISION

Illustrative Alpha WACC Analysis

WACC Calculation Inputs

Target Capital Structure (Net Debt / Total Capital):	0.0 –	10.0	%
Median Capital Structure of Selected Companies:		3.1	%
After-Tax Cost of Debt:		4.0	%
Expected Long-Term Yield:		5.1	%
– Current Statutory Marginal Tax Rate:		20.0	%
Cost of Equity: 6.3% Equity Market Risk Premium	11.4 –	12.0	%
7.2% Equity Market Risk Premium	12.4 –	13.1	%
Risk Free Rate (20-Year CMT Bond):		4.4	%
Assumed Equity Market Risk Premium - low:		6.3	%
Assumed Equity Market Risk Premium - high:		7.2	%
Relevered Equity Beta:	1.11 –	1.20	
– Unlevered Asset Beta:		1.11	
– Selected "Standard" Beta Measurement Period (Years):		5	
– Implied Net Debt / Equity Ratio:	0.0 –	11.1	%
Small Cap Risk Premium:		0.0	%
High Yield Issuer? (Y / N)		N	

Weighted Average Cost of Capital:	11.2 –	12.4	%
6.3% Equity Market Risk Premium	11.4 –	11.2	%
7.2% Equity Market Risk Premium	12.4 –	12.2	%

The low end of the WACC is based upon the low end of the equity market risk premium (6.3%) and the high end of the net debt / total capital ratio. The high end is based on the high end of the equity market risk premium (7.2%) and the low end of the capital structure.

Cost of Net Debt-Related Metrics

	Capital Structure				
	Value of Net Debt	Market Value of Equity	Net Debt / Total Capital Ratio	Current Statutory Marginal Tax Rate	Long Term Yield
Autodesk, Inc.	$326	$67,408	0.5%	25.0%	4.8%
Bentley Systems, Inc.	1,334	15,142	8.1	25.0	N/A
Dassault Systèmes SE	(1,011)	48,925	(2.1)	25.0	N/A
Nemetschek SE	394	12,373	3.1	30.0	N/A
PTC, Inc.	1,487	24,544	5.7	25.0	5.3
Median	**$394**	**$24,544**	**3.1%**		**5.1%**
Alpha	**(166)**	**15,211**	**(1.1)**	**20.0**	**N/A**

Cost of Equity-Related Metrics

	Adjusted Equity Beta (Bloomberg)	Beta Estimation Period (Yrs)	High Yield Issuer	Debt Beta	Unlevering Tax Rate	Unlevered Asset Beta
Autodesk, Inc.	1.211	5.0		0.0	25.0%	1.207
Bentley Systems, Inc.	1.270	4.2 *		0.0	25.0	1.191
Dassault Systèmes SE	1.031	5.0		0.0	25.0	1.047
Nemetschek SE	1.486	5.0		0.0	30.0	1.454
PTC, Inc.	1.252	5.0	Y	0.3	25.0	1.211
Median	**1.252**					**1.207**
Alpha	**1.095**	**4.4** *		**0.0**	**20.0**	**1.105**

* Beta estimation period differs from standard period of 5 years used in the analysis

Source: Bloomberg, FactSet, Public Filings. Market data as of 12/05/2024. Alpha market data as of 11/04/2024.
Note: Alpha beta is as of the last 5 years, but excludes period between the announcement of Echo's acquisition of Heritage Alpha and one-day before New Alpha's first trading date.

citi | 19